UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 4, 2008
HANSEN MEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33151 (Commission File Number)	14-1850535 (I.R.S. Employer Identification No.)
380 North Bernardo Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Hansen Medical, Inc. (“Hansen”) is filing on this Current Report on Form 8-K its unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 that has been prepared to reflect the acquisition of AorTx, Inc. (“AorTx”) as if it had occurred on January 1, 2007.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
Hansen Medical, Inc. and AorTx, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statement of Operations for the Year Ended December 31, 2007
The following unaudited pro forma condensed consolidated statement of operations is based upon Hansen’s and AorTx’s historical consolidated financial statements and has been prepared to reflect the acquisition based on the purchase method of accounting. Hansen’s historical consolidated financial statements can be found in its Annual Report on Form 10-K for the year ended December 31, 2007. AorTx’s financial statements were included in Hansen’s Current Report on Form 8-K/A filed January 31, 2008. The historical condensed consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the acquisition. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 gives effect to the acquisition as if it had occurred on January 1, 2007.
The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the date indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of Hansen after completion of the acquisition.

Hansen Medical, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2007
(in thousands, except per share data)

	Hansen		Pro Forma		Pro Forma
	Medical, Inc.	AorTx, Inc.	Adjustments		Consolidated

Revenues	$10,085	$—	$—		$10,085
Cost of goods sold	9,138	—	—		9,138

Gross profit	947	—	—		947

Operating expenses:
Research and development	19,020	1,919	(596	) a	20,343
Selling, general and administrative	24,179	1,040	(356	) a	24,820
			(43	) b
Acquired in-process research and development	11,350	—	(11,350	) c	—

Total operating expenses	54,549	2,959	(12,345)		45,163

Loss from operations	(53,602)	(2,959)	12,345		(44,216)
Interest income	3,672	6	—		3,678
Interest and other expense	(491)	(2,329)	2,329	d	(491)

Net loss	$(50,421)	$(5,282)	$14,674		$(41,029)

Basic and diluted net loss per share	$(2.33)				$(1.89)

Shares used to compute basic and diluted net loss per share	21,603		122	e	21,725

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation
On November 1, 2007, Hansen Medical, Inc. announced that it had entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AorTx. The acquisition was completed on November 15, 2007. AorTx is a privately held early stage developer of “percutaneous” or catheter-based valve technology. The acquisition was accounted for as an acquisition of assets as the operations of AorTx did not meet the definition of a business as defined in Emerging Issues Task Force Issue No. 98-3 Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business. Assets acquired and liabilities assumed were recorded at their estimated fair values. In accordance with Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets, to the extent that the value of the merger consideration, including certain acquisition and closing costs, exceeded the fair value of the net assets acquired, such excess was allocated among the relative fair values of the assets acquired and no goodwill was recorded. Amounts allocated to acquired in-process research and development were expensed immediately.
Under the terms of the Merger Agreement, Hansen acquired all of the outstanding equity interests of AorTx in exchange for 140,048 shares of Hansen common stock plus cash consideration of approximately $4.5 million and forgiveness of approximately $143,000 of notes payable plus possible future milestone payments of up to $30.0 million, which would be payable to AorTx stockholders upon achievement of regulatory clearances and revenue and partnering milestones. Hansen did not assume any stock options or other unvested equity securities in the agreement.
2. Purchase Price
The preliminary purchase price of the acquisition is $10.5 million and is comprised of the following items (in thousands):

Cash consideration	$4,481
Forgiveness of notes payable	143
Issuance of Hansen Medical common stock	5,224
Transaction costs	685

Total	$10,533

The preliminary purchase price above does not include any provisions for contingent milestone payments of up to $30.0 million. Any milestone payments would be made half in cash and half in Hansen common stock.
The fair value of the Hansen shares used in determining the purchase price was $37.30 per common share, based on the average closing price of Hansen’s common stock on the NASDAQ Global Market for the period from two trading days before through the two trading days after November 1, 2007, the date of the public announcement of the Merger Agreement.
The preliminary purchase price was allocated to the assets and liabilities acquired as follows (in thousands):

Current assets	$76
Property and equipment and other assets	51
Acquired in-process research and development	11,350
Current liabilities	(916)
Other long-term liabilities	(28)

Total	$10,533

Management has determined that technological feasibility of the acquired in-process research and development has not been reached and that the technology has only limited alternative future uses. Accordingly, the amount allocated to purchased research and development was charged to the statement of operations in the period in which the acquisition was completed.
3. Pro Forma Adjustments

a	This represents the reversal of non-cash stock-based compensation recorded on AorTx’s statement of operations as a result of the accelerated vesting of options due to the acquisition of AorTx by Hansen.

b	This represents the forgiveness of the $43,000 note from AorTx to Hansen which had been written off on Hansen’s statement of operations due to uncertainty of collectablility.

c	The represents the elimination of the acquired in-process research and development recorded on Hansen’s statement of operations in connection with the acquisition of AorTx.

d	This represents the elimination of the charge for the change in the fair value of freestanding warrants related to AorTx redeemable convertible preferred stock.

e	This represents the effect of the 140,048 shares of Hansen common stock issued on the weighted average shares outstanding for the period. The weighted average shares used to calculate Hansen’s historical basic and diluted net loss for 2007 already included the weighted average impact of those shares from November 15, 2007 through December 31, 2007. The adjusted weighted average shares outstanding is then used to calculate the pro forma consolidated basic and diluted net loss per share.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hansen Medical, Inc. (Registrant)
Date: March 4, 2008	/s/ Steven M. Van Dick
Steven M. Van Dick
Chief Financial Officer Officer Chief Financial Officer